Exhibit 99.1

A.B. Mendez
Investor Relations
210.220.5234
    or
Bill Day
Media Relations
210.220.5427

FOR IMMEDIATE RELEASE
January 28, 2021

CULLEN/FROST REPORTS 4th QUARTER AND 2020 ANNUAL RESULTS
Board declares first quarter dividend on common and preferred stock, and authorizes $100 million stock repurchase program

SAN ANTONIO -- Cullen/Frost Bankers, Inc. (NYSE:CFR) today reported fourth quarter and full year results for 2020. Net income available to common shareholders for the fourth quarter of 2020 was $88.3 million, or $1.38 per diluted common share, compared to $101.7 million, or $1.60 per diluted common share, for the fourth quarter of 2019. For the fourth quarter of 2020, returns on average assets and average common equity were 0.86 percent and 8.55 percent, respectively, compared to 1.21 percent and 10.74 percent for the same period in 2019.

The company also reported 2020 annual net income available to common shareholders of $323.6 million, a decrease of 25.7 percent compared to 2019 earnings available to common shareholders of $435.5 million. On a per-share basis, 2020 earnings were $5.10 per diluted common share compared to $6.84 per diluted common share reported in 2019. For the year 2020, returns on average assets and average common equity were 0.85 percent and 8.11 percent respectively, compared to 1.36 percent and 12.24 percent reported in 2019.

"In 2020, Frost Bankers made the best of a challenging environment, as we neared completion of our 25-branch Houston expansion and made $3.3 billion of PPP loans, providing timely assistance to over 19,000 customers. And last week we began accepting new PPP loan applications as the second phase of the PPP program gets under way," said Phil Green, Cullen/Frost chairman and CEO. “Our commitment to our organic growth strategy puts us in a strong position as we move ahead into the coming year.”

For the fourth quarter of 2020, net interest income on a taxable-equivalent basis was $265.7 million, down 3.4 percent compared to the same period in 2019. Average loans for the fourth quarter of 2020 increased $3.2 billion, or 22.0 percent, to $17.9 billion, from the $14.7 billion reported for the fourth quarter a year earlier. Excluding PPP loans, fourth quarter average loans of $15.0 billion represented a 2.3 percent increase compared to the fourth quarter of 2019. Average deposits for the quarter were $34.1 billion, an increase of 25.5 percent, or $6.9 billion, compared to $27.2 billion in last year's fourth quarter.

For 2020, average total loans were $17.2 billion, an increase of approximately $2.7 billion, or 18.9 percent, from the $14.4 billion reported the previous year. Excluding PPP loans, 2020 average loans of $15.0 billion represented a 3.9 percent increase compared to 2019. Average total deposits for 2020 were $31.4 billion, up 19.0 percent, or $5.0 billion, compared to the $26.4 billion reported in 2019.

Noted financial data for the fourth quarter:

•The Common Equity Tier 1, Tier 1 and Total Risk-Based Capital Ratios for Cullen/Frost at the end of the fourth quarter of 2020 were 12.86 percent, 13.47 percent, and 15.44 percent, respectively. Current capital ratios continue to be in excess of well-capitalized levels and exceed Basel III requirements.
•Net interest income on a tax-equivalent basis was $265.7 million, a decrease of 3.4 percent compared to the $275.0 million reported for the fourth quarter of 2019. The net interest margin was 2.82 percent for the fourth quarter compared to 3.62 percent for the fourth quarter of 2019 and 2.95 percent for the third quarter of 2020.
•Non-interest income for the fourth quarter of 2020 was $91.3 million, down $3.9 million, or 4.1 percent, from the $95.3 million reported a year earlier. Service charges on deposits decreased $2.6 million, or 11.2 percent, compared to the fourth quarter of 2019, mainly driven by a decrease in overdraft and NSF fees, down $2.7 million compared to the fourth quarter of 2019. Other income decreased $719,000 or 5.1 percent compared to the fourth quarter of 2019, primarily driven by a $454,000 decrease in derivative revenue. Trust and investment management fees decreased by $658,000, or 2.0 percent, compared to the fourth quarter of 2019. The decrease in trust and investment management fees was primarily the result of a $1.7 million decrease in oil & gas fees and a $1.1 million decrease in estate fees when compared with the fourth quarter of 2019, partly offset by a $1.0 million increase in investment fees.
•Non-interest expense for the fourth quarter of 2020 was $222.9 million, up $2.1 million, or 1.0 percent, compared to the $220.8 million reported for the fourth quarter of 2019. Salaries and wages expense increased $6.9 million compared to the fourth quarter of 2019. The increase was impacted by severance expense of $5.2 million related to organizational restructurings. Employee benefits expense decreased by $5.8 million compared with the fourth quarter of 2019. The decrease in employee benefits expense was primarily related to a decrease in certain discretionary benefit plan expenses. Fourth quarter net occupancy expense increased $2.0 million compared to the fourth quarter of 2019, impacted by our Houston expansion. The total increase was primarily driven by increases in depreciation on leasehold improvements (up

$857,000), property taxes (up $797,000) and building depreciation (up $176,000), among other things. Technology, furniture and equipment expense was up $1.7 million or 6.6 percent compared to the fourth quarter of 2019. The increase was primarily driven by a $1.6 million increase in software expenses. Other non-interest expense decreased by $2.9 million or 6.1 percent compared to the fourth quarter of 2019, primarily driven by a $3.2 million decrease in travel and entertainment expense.
•For the fourth quarter of 2020, credit loss expense related to loans was $13.3 million, compared to net charge-offs of $13.6 million. For the fourth quarter of 2019, the credit loss expense related to loans was $8.4 million, compared to net charge-offs of $12.7 million. The allowance for credit losses on loans as a percentage of total loans was 1.51 percent at December 31, 2020, compared to 1.45 percent last quarter and 0.90 percent at year-end 2019. Excluding PPP loans, which carry a guarantee from the SBA, the allowance for credit losses on loans as a percentage of total loans was 1.75 percent at the end of the fourth quarter of 2020. Non-performing assets were $62.3 million at year end, compared to $96.4 million the previous quarter, and $109.5 million at year-end 2019. Credit loss expense related to off-balance-sheet exposures was $489,000 in the fourth quarter of 2020.
•As described further below, we have declared the first dividend payment on our 4.450% Non-Cumulative Perpetual Preferred Stock, Series B, issued on November 19, 2020, which will take place during the first quarter and will total $2.151 million. This preferred stock is represented by depositary shares, each representing a 1/40th interest in a share of preferred stock. Each subsequent quarterly dividend payment to holders of our Preferred Stock will total $1.669 million.

The Cullen/Frost board declared a first-quarter cash dividend of $0.72 per common share, payable March 15, 2021 to shareholders of record on February 26 of this year. The board of directors also declared a cash dividend of $14.3388889 per share of Series B Preferred Stock (or $0.3584722 per depositary share). The depositary shares representing the Series B Preferred Stock are traded on the NYSE under the symbol "CFR PrB." The Series B Preferred Stock dividend is payable on March 15, 2021, to shareholders of record on February 26 of this year.
In addition, the Corporation's board of directors authorized a new $100.0 million stock repurchase plan. Under the plan, shares may be repurchased over a one-year period from time to time at various prices in the open market or through private transactions.
Cullen/Frost Bankers, Inc. will host a conference call on Thursday, January 28, 2021, at 1:00 p.m. Central Time (CT) to discuss the results for the quarter and the year. The media and other interested parties are invited to access the call in a “listen only” mode at 800-944-6430. Digital playback of the conference call will be available after
5:00 p.m. CT on the day of the call until midnight Sunday, January 31, 2021 at 855-859-2056, with the Conference ID# of 6337817. A replay of the call will also be available by webcast at the URL listed below after 5:00 p.m. CT on the day of the call.
Cullen/Frost investor relations website: www.frostbank.com/investor-relations/
Cullen/Frost Bankers, Inc. (NYSE: CFR) is a financial holding company, headquartered in San Antonio, with $42.4 billion in assets at December 31, 2020. One of the 50 largest U.S. banks, Frost provides a wide range of banking, investments and insurance services to businesses and individuals across Texas in the Austin, Corpus Christi, Dallas, Fort Worth, Houston, Permian Basin, Rio Grande Valley and San Antonio regions. Founded in 1868, Frost has helped clients with their financial needs during three centuries. Additional information is available at frostbank.com.

Forward-Looking Statements and Factors that Could Affect Future Results
Certain statements contained in this Earnings Release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), including statements regarding the potential effects of the ongoing COVID-19 pandemic on our business, financial condition, liquidity and results of operations, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products, services or operations; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted”, “continue”, “remain”, “will”, “should”, “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:
•Local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact.
•Volatility and disruption in national and international financial and commodity markets.
•Government intervention in the U.S. financial system.
•Changes in the mix of loan geographies, sectors and types or the level of non-performing assets and charge-offs.
•Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.
•The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board.
•Inflation, interest rate, securities market and monetary fluctuations.
•The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply.
•The soundness of other financial institutions.
•Political instability.
•Impairment of our goodwill or other intangible assets.
•Acts of God or of war or terrorism.
•The timely development and acceptance of new products and services and perceived overall value of these products and services by users.
•Changes in consumer spending, borrowings and savings habits.
•Changes in the financial performance and/or condition of our borrowers.
•Technological changes.
•The cost and effects cyber incidents or other failures, interruptions or security breaches of our systems or those of third-party providers.
•Acquisitions and integration of acquired businesses.
•Our ability to increase market share and control expenses.
•Our ability to attract and retain qualified employees.
•Changes in the competitive environment in our markets and among banking organizations and other financial service providers.
•The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.
•Changes in the reliability of our vendors, internal control systems or information systems.
•Changes in our liquidity position.
•Changes in our organization, compensation and benefit plans.
•The impact of the ongoing COVID-19 pandemic and any other pandemic, epidemic or heath-related crisis.
•The costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals.
•Greater than expected costs or difficulties related to the integration of new products and lines of business.
•Our success at managing the risks involved in the foregoing items
Further, statements about the potential effects of the ongoing COVID-19 pandemic on our business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, clients, third parties and us.
Forward-looking statements speak only as of the date on which such statements are made. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	2020				2019
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
CONDENSED INCOME STATEMENTS
Net interest income	$242,246	$243,423	$245,811	$244,521	$251,098
Net interest income (1)	265,721	267,041	269,722	268,453	275,038
Credit loss expense	13,756	20,302	31,975	175,197	8,355
Non-interest income:
Trust and investment management fees	32,270	31,469	31,060	34,473	32,928
Service charges on deposit accounts	20,830	19,812	17,580	22,651	23,454
Insurance commissions and fees	11,704	11,456	10,668	16,485	12,138
Interchange and debit card transaction fees	3,746	3,503	2,966	3,255	3,608
Other charges, commissions and fees	9,427	8,370	7,663	9,365	9,020
Net gain (loss) on securities transactions	—	—	—	108,989	28
Other	13,360	8,991	7,664	17,697	14,079
Total non-interest income	91,337	83,601	77,601	212,915	95,255

Non-interest expense:
Salaries and wages	104,843	93,323	90,350	98,812	97,951
Employee benefits	15,852	16,074	18,861	24,889	21,651
Net occupancy	26,822	25,466	25,266	25,384	24,864
Technology, furniture and equipment	27,464	26,482	26,046	25,240	25,759
Deposit insurance	2,706	2,372	2,800	2,624	2,374
Intangible amortization	208	212	241	257	264
Other	45,017	38,221	36,115	46,957	47,943
Total non-interest expense	222,912	202,150	199,679	224,163	220,806
Income before income taxes	96,915	104,572	91,758	58,076	117,192
Income taxes	8,645	9,516	(1,314)	3,323	13,511
Net income	88,270	95,056	93,072	54,753	103,681
Preferred stock dividends	—	—	—	2,016	2,016
Redemption of preferred stock	—	—	—	5,514	—
Net income available to common shareholders	$88,270	$95,056	$93,072	$47,223	$101,665

PER COMMON SHARE DATA
Earnings per common share - basic	$1.39	$1.50	$1.47	$0.75	$1.61
Earnings per common share - diluted	1.38	1.50	1.47	0.75	1.60
Cash dividends per common share	0.72	0.71	0.71	0.71	0.71
Book value per common share at end of quarter	65.82	65.07	63.97	61.17	60.11

OUTSTANDING COMMON SHARES
Period-end common shares	63,011	62,782	62,670	62,553	62,669
Weighted-average common shares - basic	62,940	62,727	62,596	62,643	62,609
Dilutive effect of stock compensation	311	193	205	407	625
Weighted-average common shares - diluted	63,251	62,920	62,801	63,050	63,234

SELECTED ANNUALIZED RATIOS
Return on average assets	0.86%	0.96%	0.99%	0.57%	1.21%
Return on average common equity	8.55	9.30	9.60	4.88	10.74
Net interest income to average earning assets (1)	2.82	2.95	3.13	3.56	3.62

(1) Taxable-equivalent basis assuming a 21% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2020				2019
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$17,945	$18,149	$17,550	$14,995	$14,705
Earning assets	38,262	36,749	35,128	30,804	30,621
Total assets	40,963	39,435	37,838	33,534	33,314
Non-interest-bearing demand deposits	15,119	14,585	13,785	10,737	10,772
Interest-bearing deposits	19,010	18,289	17,528	16,654	16,414
Total deposits	34,129	32,875	31,313	27,391	27,186
Shareholders' equity	4,175	4,065	3,899	4,009	3,900

Period-End Balance:
Loans	$17,481	$18,224	$17,972	$15,338	$14,750
Earning assets	39,648	37,482	36,613	31,440	31,281
Goodwill and intangible assets	657	657	657	657	657
Total assets	42,391	40,101	39,378	34,147	34,027
Total deposits	35,016	33,500	32,679	28,141	27,640
Shareholders' equity	4,293	4,085	4,009	3,827	3,912
Adjusted shareholders' equity (1)	3,780	3,580	3,521	3,463	3,644

ASSET QUALITY
($ in thousands)
Allowance for credit losses on loans:	$263,177	$263,475	$250,061	$263,881	$132,167
As a percentage of period-end loans	1.51%	1.45%	1.39%	1.72%	0.90%

Net charge-offs:	$13,565	$10,176	$41,048	$38,646	$12,747
Annualized as a percentage of average loans	0.30%	0.22%	0.94%	1.04%	0.34%

Non-performing assets:
Non-accrual loans	$61,449	$91,578	$79,461	$66,727	$102,303
Restructured loans	—	3,932	4,932	—	6,098
Foreclosed assets	850	850	806	806	1,084
Total	$62,299	$96,360	$85,199	$67,533	$109,485
As a percentage of:
Total loans and foreclosed assets	0.36%	0.53%	0.47%	0.44%	0.74%
Total assets	0.15	0.24	0.22	0.20	0.32

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio	12.86%	12.71%	12.48%	12.02%	12.36%
Tier 1 Risk-Based Capital Ratio	13.47	12.71	12.48	12.02	12.99
Total Risk-Based Capital Ratio	15.44	14.69	14.43	13.97	14.57
Leverage Ratio	8.07	7.85	8.01	8.84	9.28
Equity to Assets Ratio (period-end)	10.13	10.19	10.18	11.21	11.50
Equity to Assets Ratio (average)	10.19	10.31	10.30	11.95	11.71

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	Year Ended December 31,
	2020	2019	2018	2017	2016
CONDENSED INCOME STATEMENTS
Net interest income	$976,001	$1,004,005	$957,892	$866,422	$776,336
Net interest income (1)	1,070,937	1,100,586	1,052,564	1,043,431	939,958
Credit loss expense (2)	241,230	33,759	21,685	35,888	51,673
Non-interest income:
Trust and investment management fees	129,272	126,722	119,391	110,675	104,240
Service charges on deposit accounts	80,873	88,983	85,186	84,182	81,203
Insurance commissions and fees	50,313	52,345	48,967	46,169	47,154
Interchange and debit card transaction fees (3)	13,470	14,873	13,877	23,232	21,369
Other charges, commissions and fees	34,825	37,123	37,231	39,931	39,623
Net gain (loss) on securities transactions	108,989	293	(156)	(4,941)	14,975
Other	47,712	43,563	46,790	37,222	41,144
Total non-interest income (3)	465,454	363,902	351,286	336,470	349,708

Non-interest expense:
Salaries and wages	387,328	375,029	350,312	337,068	318,665
Employee benefits	75,676	86,230	77,323	74,575	72,615
Net occupancy	102,938	89,466	76,788	75,971	71,627
Technology, furniture and equipment	105,232	91,995	83,102	74,335	71,208
Deposit insurance	10,502	10,126	16,397	20,128	17,428
Intangible amortization	918	1,168	1,424	1,703	2,429
Other (2)(3)	166,310	180,665	173,466	174,861	178,988
Total non-interest expense (2)(3)	848,904	834,679	778,812	758,641	732,960
Income before income taxes	351,321	499,469	508,681	408,363	341,411
Income taxes	20,170	55,870	53,763	44,214	37,150
Net income	331,151	443,599	454,918	364,149	304,261
Preferred stock dividends	2,016	8,063	8,063	8,063	8,063
Redemption of preferred stock	5,514	—	—	—	—
Net income available to common shareholders	$323,621	$435,536	$446,855	$356,086	$296,198

PER COMMON SHARE DATA
Earnings per common share - basic	$5.11	$6.89	$6.97	$5.56	$4.73
Earnings per common share - diluted	5.10	6.84	6.90	5.51	4.70
Cash dividends per common share	2.85	2.80	2.58	2.25	2.15
Book value per common share at end of quarter	65.82	60.11	51.19	49.68	45.03

OUTSTANDING COMMON SHARES
Period-end common shares	63,011	62,669	62,986	63,476	63,474
Weighted-average common shares - basic	62,727	62,742	63,705	63,694	62,376
Dilutive effect of stock compensation	277	700	982	968	593
Weighted-average common shares - diluted	63,004	63,442	64,687	64,662	62,969

SELECTED ANNUALIZED RATIOS
Return on average assets	0.85%	1.36%	1.44%	1.17%	1.03%
Return on average common equity	8.11	12.24	14.23	11.76	10.16
Net interest income to average earning assets (1)	3.09	3.75	3.64	3.69	3.56

(1) Taxable-equivalent basis assuming a 21% tax rate for 2020, 2019 and 2018 and 35% tax rate for 2016-2017.
(2) Prior to 2020, credit loss expense related to off-balance-sheet credit exposures was previously reported as a component of other non-interest expense. In connection with the adoption of a new accounting standard in 2020, such amounts have been reclassified to credit loss expense to make prior periods comparable to the current presentation.
(3) Beginning in 2018, in connection with the adoption of a new accounting standard, interchange and debit card transaction fees are reported net of related network costs. Prior to 2018, such network costs were reported separately as a component of other non-interest expense. For comparative purposes, interchange and debit card transaction fees reported net of related network costs would have totaled $11,289 in 2017 and $8,473 in 2016.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	Year Ended December 31,
	2020	2019	2018	2017	2016
BALANCE SHEET SUMMARY ($ in millions)
Average Balance:
Loans	$17,164	$14,441	$13,618	$12,460	$11,555
Earning assets	35,248	29,600	28,900	28,359	26,717
Total assets	37,961	32,086	31,030	30,450	28,832
Non-interest-bearing demand deposits	13,564	10,358	10,757	10,819	10,034
Interest-bearing deposits	17,875	16,055	15,532	15,085	14,478
Total deposits	31,438	26,413	26,289	25,905	24,512
Shareholders' equity	4,039	3,702	3,284	3,173	3,059

Period-End Balance:
Loans	$17,481	$14,750	$14,100	$13,146	$11,975
Earning assets	39,648	31,281	29,894	29,595	28,025
Goodwill and intangible assets	657	657	659	660	662
Total assets	42,391	34,027	32,293	31,748	30,196
Total deposits	35,016	27,640	27,149	26,872	25,812
Shareholders' equity	4,293	3,912	3,369	3,298	3,003
Adjusted shareholders' equity (1)	3,780	3,644	3,433	3,218	3,027

ASSET QUALITY ($ in thousands)
Allowance for credit losses on loan:	$263,177	$132,167	$132,132	$155,364	$153,045
As a percentage of period-end loans	1.51%	0.90%	0.94%	1.18%	1.28%

Net charge-offs:	$103,435	$33,724	$44,845	$33,141	$34,487
Annualized as a percentage of average loans	0.60%	0.23%	0.33%	0.27%	0.30%

Non-performing assets:
Non-accrual loans	$61,449	$102,303	$73,739	$150,314	$100,151
Restructured loans	—	6,098	—	4,862	—
Foreclosed assets	850	1,084	1,175	2,116	2,440
Total	$62,299	$109,485	$74,914	$157,292	$102,591
As a percentage of:
Total loans and foreclosed assets	0.36%	0.74%	0.53%	1.20%	0.86%
Total assets	0.15	0.32	0.23	0.50	0.34

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio	12.86%	12.36%	12.27%	12.42%	12.52%
Tier 1 Risk-Based Capital Ratio	13.47	12.99	12.94	13.16	13.33
Total Risk-Based Capital Ratio	15.44	14.57	14.64	15.15	14.93
Leverage Ratio	8.07	9.28	9.06	8.46	8.14
Equity to Assets Ratio (period-end)	10.13	11.50	10.43	10.39	9.94
Equity to Assets Ratio (average)	10.64	11.54	10.58	10.42	10.61

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).

Cullen/Frost Bankers, Inc.
TAXABLE-EQUIVALENT YIELD/COST AND AVERAGE BALANCES (UNAUDITED)

	2020				2019
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
TAXABLE-EQUIVALENT YIELD/COST(1)
Earning Assets:
Interest-bearing deposits	0.10%	0.10%	0.10%	1.24%	1.64%
Federal funds sold and resell agreements	0.25	0.24	0.27	1.22	1.71
Securities	3.41	3.44	3.53	3.46	3.37
Loans, net of unearned discounts	3.74	3.73	3.95	4.65	4.88
Total earning assets	2.89	3.04	3.24	3.84	3.98

Interest-Bearing Liabilities:
Interest-bearing deposits:
Savings and interest checking	0.02	0.02	0.02	0.02	0.04
Money market deposit accounts	0.07	0.09	0.09	0.50	0.66
Time accounts	0.82	1.11	1.40	1.67	1.72
Public funds	0.02	0.02	0.09	0.85	1.05
Total interest-bearing deposits	0.09	0.12	0.14	0.39	0.49

Total deposits	0.05	0.07	0.08	0.24	0.29

Federal funds purchased and repurchase agreements	0.11	0.12	0.15	0.95	1.21
Junior subordinated deferrable interest debentures	1.96	2.05	2.90	3.54	3.83
Subordinated notes payable and other notes	4.70	4.70	4.71	4.71	4.71
Federal Home Loan Bank advances	—	—	0.29	—	—
Total interest-bearing liabilities	0.13	0.15	0.19	0.47	0.59

Net interest spread	2.76	2.89	3.05	3.37	3.39
Net interest income to total average earning assets	2.82	2.95	3.13	3.56	3.62

AVERAGE BALANCES
($ in millions)
Assets:
Interest-bearing deposits	$7,718	$5,888	$4,986	$2,586	$2,000
Federal funds sold and resell agreements	17	31	92	260	275
Securities	12,582	12,680	12,501	12,963	13,641
Loans, net of unearned discount	17,945	18,149	17,550	14,995	14,705
Total earning assets	$38,262	$36,749	$35,128	$30,804	$30,621

Liabilities:
Interest-bearing deposits:
Savings and interest checking	$8,397	$8,077	$7,615	$7,030	$6,850
Money market deposit accounts	8,884	8,555	8,230	7,874	7,905
Time accounts	1,133	1,120	1,118	1,109	1,069
Public funds	596	537	565	640	590
Total interest-bearing deposits	19,010	18,289	17,528	16,654	16,414

Total deposits	34,129	32,875	31,313	27,391	27,186

Federal funds purchased and repurchase agreements	1,743	1,578	1,295	1,259	1,418
Junior subordinated deferrable interest debentures	136	136	136	136	136
Subordinated notes payable and other notes	99	99	99	99	99
Federal Home Loan Bank advances	—	—	440	—	—
Total interest-bearing funds	$20,988	$20,103	$19,498	$18,149	$18,067

(1) Taxable-equivalent basis assuming a 21% tax rate.